INDEPENDENT AUDITORS' REPORT







Board of Directors and Shareholders
  of CompuDyne Corporation:

We have audited the accompanying consolidated balance sheet of CompuDyne Corporation and subsidiaries, as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. Our audit also included the financial statement schedule listed in the accompanying index. These financial statements and schedule as of and for the year ended December 31, 1995 are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit. The consolidated financial statements and schedule as of December 31, 1994 and for the two years in the period then ended, before the adjustments described in Note 1 to the consolidated financial statements, were audited by other auditors whose report, dated March 29, 1995, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of CompuDyne Corporation and subsidiaries at December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule as of and for the year ended December 31, 1995, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also audited the adjustments described in Note 1 that were applied to restate the 1994 and 1993 financial statements and schedule for the discontinued operations. In our opinion, such adjustments are appropriate and have been properly applied.



/s/Delloitte &  Touche LLP

Washington D.C.
March 29, 1996




                            REPORT OF INDEPENDENT ACCOUNTANTS









To the Shareholders and Board
 of Directors of CompuDyne Corporation


We have audited the consolidated financial statements of CompuDyne Corporation and Subsidiaries ("the Company") as of December 31, 1994 and for the years ended December 31, 1994 and 1993 prior to the restatement for the divestiture of the Suntec division, as listed in Item 14(a) of this Form 10-K. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement are financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the consolidated financial position of CompuDyne Corporation and Subsidiaries as of December 31, 1994 and the consolidated results of their operations and their cash flows for the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.







/s/COOPERS & LYBRAND L.L.P.
Washington, D.C.
March 29, 1995